EXHIBIT 99.2

FOR IMMEDIATE RELEASE: NEWS
October 6, 2004

            HYPERSPACE® ANNOUNCES PUBLISHING OF PATENT APPLICATIONS

                  HyperTunnel™ product technologies included in Notice of Publication

DENVER, Colorado, October 6, 2004 — HyperSpace® Communications Inc., (AMEX: HCO.U) a software provider of application acceleration products announced today that patent applications 10/383,992 and 10/430,997 were published on September 9, 2004.  Notice that the patent applications were published was received October 4, 2004 from the United States Patent and Trademark Office.  Both patent applications cover technology used in HyperTunnel™.  HyperTunnel™ helps enterprises and ISPs reduce costs and improve network application performance by providing encrypted, bi-directional acceleration for wide area networks, web traffic, images, network applications such as Microsoft® Outlook, and client server applications.

Proprietary claims in the pending patents include using network address translation techniques for selective network traffic diversion and supporting the exchange of data by distributed applications.  ”Our published applications may now be used as “prior art” to prohibit others from obtaining patent protection similar to those described in our applications”, said Mark Endry, President and CEO of HyperSpace®.

About HyperSpace
HyperSpace® is a Colorado-based software company specializing in data and application acceleration.  HyperSpace® develops, manufactures and markets, worldwide, two software product lines:  HyperWeb™ and HyperTunnel™.   HyperSpace® products accelerate, optimize and secure web-based and client/server applications and communications over narrowband and broadband wide area networks and service provider networks, both wired and wireless. Virtually any company can benefit from HyperSpace® software to reduce telecommunication costs, eliminate network servers and improve application performance resulting in productivity gains. The company’s products are used by customers across industries and around the world including ABN AMRO, Deutsche Bank, British Petroleum, PeopleSoft, Farmers Insurance, UBS PaineWebber, Dex Media, Hunter Douglas, Nokia, Telecom Italia, Amway, BP, Dish Network, Alltel, TNT, and EDS among others.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws.  Forward-looking statements are commonly identified by such terms and phrases as “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” and other terms with similar meaning indicating potential impact on our business.  Although we believe that the assumptions upon which such forward-looking statements are based are reasonable, we can give no assurance that these assumptions will prove to be correct.  Important factors that could cause actual results to differ materially from our projections and expectations are disclosed in our filings with the Securities and Exchange Commission, including the “Risk Factors” set forth in our Registration Statement on Form SB-2 (333-115404) and the Prospects constituting part thereof.  All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to their underlying assumptions.  We do not undertake to publicly update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.  You may obtain and review our filings with the Securities and Exchange Commission by visiting the Commission’s web-site at http://www.sec.gov.

Contact:

Mark Endry, President & CEO

HyperSpace® Communications Inc.

303-566-6504

Mark.Endry@ehyperspace.com
www.ehyperspace.com